Exhibit 10.74

AMENDED AND RESTATED

NALCO HOLDING COMPANY

2004 STOCK INCENTIVE PLAN

2011 – 2013 LEADERSHIP STOCK PLAN GRANT CYCLE

1. General. The purpose of this grant is to reward top performing employees of Nalco Holding Company and its subsidiaries (collectively “Nalco”) who will play a critical role in achieving Nalco’s long term goals, align top performing employees’ interests with shareholders and ensure that the top performing employees of Nalco have the opportunity to earn compensation in accordance with the Company’s “pay for performance” philosophy. Positions eligible for Grants under this Leadership Stock Plan are those identified in the attached Appendix 1. This Grant for the 2011-2013 Leadership Stock Plan (the “Grant”), is described in this document. This Grant is made pursuant to the terms of the of the Amended and Restated Nalco Holding Company 2004 Stock Incentive Plan (the “Plan”), attached hereto as Exhibit A, which Plan, as amended from time to time, is also incorporated herein by reference and made a part of this Grant. The Grant hereunder to an employee does not guarantee future employment with the Company. The Grant may be changed, modified, suspended or discontinued at any time without prior notice by the Compensation Committee of Nalco Holding Company (the “Compensation Committee”) or its designee. The Grant is not intended to confer contractual rights for the Participant.

2. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan. Whenever the following terms are used in this Grant, they shall have the meaning specified below unless the context clearly indicates to the contrary.

(a) Cause. “Cause” shall mean (A) the Participant’s failure to perform the Participant’s duties to the Company or an Affiliate (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure, (B) the Participant’s engagement in conduct inimical to the interests of the Company or an Affiliate, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the Participant’s Employment or engagement or breach of the Company’s policies, (C) the Participant’s commission of, or plea of guilty or nolo contendere to, (I) a felony or (II) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company or an Affiliate, (D) the Participant’s disclosure of trade secrets or confidential information of the Company or an Affiliate, or (E) the Participant’s breach of any agreement with the Company or an Affiliate, including, without limitation, any agreement with respect to confidentiality, nondisclosure, non-competition or otherwise or the breach by the Participant of any policy of the Company or any of its Affiliates.

(b) Continuing Employment Condition. “Continuing Employment Condition” shall mean that the Participant’s employment with Nalco Company (or a subsidiary of Nalco Company, as designated by Nalco Company) shall not have been terminated for any reason, including, without limitation voluntarily or involuntary termination, Cause, retirement, death or disability, before payment on February 28, 2014. Participants shall be employed on February 28, 2014 to be entitled to an award hereunder.

3. Administration of the Grant; Grant of Restricted Units. The Grant will be administered in accordance with the guidelines included in this document and the Plan. Subject to the discretion of the Compensation Committee, and pursuant to the terms of the Plan, the Compensation Committee will have discretionary authority to interpret the Grant and its determinations shall be final. Among other things, and without limitation, the Compensation Committee shall have authority to: (a) vary, withhold, grant or reinstate awards; (b) vary or eliminate the Continuing Employment Condition and (c) determine, calculate and vary performance assessments. If an error is made in calculating the amount of an award, the Compensation Committee reserves the right to correct the award and to request the repayment of any such award which was paid and/or to offset the amount of any such award from any severance pay which the Company may wish to pay. Subject to the discretion of the Compensation Committee, and pursuant to the terms of the Plan, the Compensation Committee will determine the pool for awards for eligible employees. The Company will grant each of the Participants an Award comprised of the number of restricted shares or restricted units (collectively referred to as “Restricted Units”) listed on the Participant’s grant letter on the terms and conditions hereinafter set forth. The number of Restricted Units granted to each Participant represents the target number of Shares (or, in the discretion of the Compensation Committee, the cash equivalent thereof) that the Participant can earn under this Grant. No Participant shall possess any incidents of ownership (including, without limitation, share certificates, electronic share notation, dividend and voting rights) in Shares in respect of the Restricted Units, unless and until such Restricted Units are converted into and distributed to the Participant in the form of Shares pursuant to Section 5 below. In the event that the Participant cannot, because of any legal requirement, receive an equity grant, the Company, in its discretion, shall grant an equivalently valued and conditioned award in cash or other consideration form.

4. Vesting. (a) The Restricted Units granted to each of the Participants hereunder shall vest on February 28, 2014, subject to the Continuing Employment Condition having been met (the Participant being employed on February 28, 2014). The Compensation Committee shall have the discretion to amend or alter Grants and awards based on safety, health and environmental performance of the Company or its subsidiaries. Following the end of the vesting cycle, in the discretion of the Compensation Committee, Shares payable under the provisions of the Grant will be paid in shares of Nalco stock (subject to applicable withholding requirements) as soon as practical after February 28, 2014 and no later than March 15, 2014 (the “Settlement Date”).

The Company’s obligation to provide Shares at the indicated times shall be subject to the availability of registered shares. Participants shall have no rights of share ownership until Restricted Units vest under this Plan.

(b) Termination of Employment. No Restricted Units granted to the Participant hereunder shall vest if the Participant’s employment with the Company (or an Affiliate designated by the Company) is terminated for any reason, whether on a voluntary or involuntary basis, before February 28, 2014.

5. Form and Timing of Issuance; Transfer or Payment. Subject to Section 13 below, on or before the Settlement Date, the Company shall issue or cause there to be transferred to each of the Participants who is still employed with the Company or any of its Affiliates as of the Vesting Date (unless otherwise indicated herein) a number of Shares equal to the number of Restricted Units granted to the Participant that vested pursuant this Grant or, in the discretion of the Compensation Committee, cash in an amount equal to the value of the vested shares on the Vesting Date; provided, however, that upon the issuance or transfer of Shares to the Participant, in lieu of a fractional Share, in the discretion of the Compensation Committee, the Company may issue or cause there to be transferred a cash payment equal to the fair market value of such fractional Share.

6. Adjustments Upon Certain Events. The Compensation Committee may, in its discretion, make certain substitutions or adjustments to any Restricted Units subject to this Grant pursuant to Section 9 of the Plan.

7. No Right to Continued Employment. The granting of Restricted Units or other rights or benefits, if any, evidenced by this Grant shall impose no obligation on the Company or any Affiliate to continue the employment of any Participant, nor shall it lessen or affect the Company’s or its Affiliate’s right to terminate the employment of any Participant.

8. Legend on Certificates; Prospectus. Any Shares issued or transferred to a Participant pursuant to this Grant shall be subject to such stop transfer orders and other restrictions as the Compensation Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Compensation Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions. Participants have received a copy of the Amended and Restated Nalco Holding Company 2004 Stock Incentive Plan Prospectus on Form S-8 and have access to additional copies of such Prospectus through the Nalco Holding Company’s Corporate Secretary.

9. Transferability. Restricted Units may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 9 shall be void and unenforceable against the Company or any Affiliate.

10. Notices. Any notice under this Grant shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to a Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Withholding. Prior to issuing or transferring any Award payment hereunder to a Participant, the Company or any Affiliate shall have the right and is hereby authorized to (i) require the applicable Participant to pay to the Company or any Affiliate, or (ii) withhold from any such issuance, transfer or cash payment due under this Grant or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any issuance, transfer or cash payment under this Grant or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

12. Choice of Law. The interpretation, performance and enforcement of this Grant shall be governed by the laws of the State of New York without regard to principles of conflicts of law.

13. Restricted Units Subject to Grant and Plan. All Restricted Units issued or earned pursuant to this grant document are subject to the terms and provisions herein and the Plan. In the event of any conflict between this grant document and the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

14. Modifications/Terminations. Notwithstanding any provision of this Grant to the contrary, the Company reserves the right to change, modify, suspend, amend, terminate or discontinue this Grant, any provision hereof, without prior written notice at any time. In furtherance of the foregoing, there is no obligation for uniformity of treatment of any Participant or Participants hereunder.

EXHIBIT A

AMENDED AND RESTATED NALCO HOLDING COMPANY 2004

STOCK INCENTIVE PLAN

1. Purpose of the Plan.

The purpose of the Plan (as defined below) is to aid the Company (as defined below) and its Affiliates (as defined below) in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards (as defined below). The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. Definitions.

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate: With respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.

(c) Award: Any Option, Stock Appreciation Right, or Other Stock-Based Award granted pursuant to the Plan.

(d) Award Agreement: Any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(e) Board: The Board of Directors of the Company.

(f) Change in Control: Shall mean the consummation of any transaction in one or a series of transactions, including, without limitation, any mergers or consolidations, the results of which is that any Person, other than an Investor or one of its Affiliates, becomes the beneficial owner, directly or indirectly, of (i) more than 50% of the voting stock of the Company or (ii) all or substantially all of the assets of the Company.

(g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h) Committee: The Compensation Committee of the Board or any other committee designated by the Board.

(i) Company: Nalco Holding Company, a Delaware corporation.

(j) Effective Date: The date the Board adopts the Plan, as amended and restated.

(k) Employment: (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates and (iii) a Participant’s services as an non-employee director, if the

Participant is a non-employee member of the Board or the board of directors of an Affiliate; provided however that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.

(l) Fair Market Value: On a given date, (a) if there is a public market for the Shares on such date, the closing price of the Shares on such stock exchange on which the Shares are principally trading on the date in question, or, if there were no such other price as determined in good faith and disclosed by the Compensation Committee.

(m) Investor: Each of BCP Nalco I LLC, BCP Nalco II LLC, BCP IV, Blackstone Family Investment Partnership IV-A L.P., Blackstone Capital Partners IV-A L.P., GS Nalco LLC, GS Capital Partners 2000 L.P., GS Capital Partners 2000 Offshore L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Goldman Sachs Direct Investment Fund 2000, L.P., APV Nalco LLC, AP Nalco LP, Apollo V and Apollo/Nalco Acquisition LLC.

(n) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(o) Option: A stock option granted pursuant to Section 6 of the Plan.

(p) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(q) Other Stock-Based Award: Any award granted under Section 8 of the Plan.

(r) Participant: An employee, director or consultant of the Company or its Affiliates who is selected by the Committee to participate in the Plan.

(s) Performance-Based Awards. Certain other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(t) Person: Any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

(u) Plan: The Amended and Restated Nalco Holding Company 2004 Stock Incentive Plan.

(v) Shares: Shares of common stock of the Company.

(w) Stock Appreciation Right: Any right granted under Section 7 of the Plan.

(x) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code.

3. Shares Subject to the Plan.

The total number of Shares which may be issued under the Plan is 7,500,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 500,000. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards (or portion thereof) that terminate or lapse may be granted again under the Plan.

4. Administration.

(a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto). Without limiting the foregoing, the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary.

(b) The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(c) The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d) The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local, or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant in connection with the exercise of an Option.

(e) The Committee may provide, in an Award agreement or otherwise, that an Award shall be forfeited in the event that the Participant breaches (i) any confidentiality, noncompetition, nonsolicitation, inventions or other similar provision under which the Participant is subject, (ii) any provision in an employment agreement or (iii) any Company policy.

5. Limitations.

No Awards may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Options.

Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions as set forth in the applicable Award Agreement:

(a) Option Price. The Option Price shall be determined by the Committee, and, shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with payment (or to the extent permitted by applicable law, provision for payment) of the full purchase price in accordance with this Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company as designated by the Committee, pursuant to one or more of the following methods: (i) in cash, or its equivalent (e.g., by check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased to the Company and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles); (iii) partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Option Price for the shares being purchased or (v) such other method as approved by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code. No ISO may be granted to any Participant who at the time of such grant is not an employee of the Company or of any of its Subsidiaries. In addition, no ISO may be granted to any Participant who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be non-qualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-qualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to non-qualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e) Attestation. Wherever in this Plan or any Award Agreement a Participant is permitted to pay the

Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7. Stock Appreciation Rights.

(a) Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that notwithstanding the foregoing in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

8. Other Stock-Based Awards.

(a) Generally. The Committee, in its sole discretion, may grant the right to purchase Shares, Awards of Shares, Awards of restricted Shares, Awards of phantom stock units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (a) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; (b) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (c) all other terms and conditions of such Other Stock-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (such awards, “Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria; (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholder’s equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one ore more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to the extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be; (x) with respect to Performance-Based Awards that are Options or Stock Appreciation Rights shall be 500,000 shares and (y) with respect to Performance-Based Awards that are not Options or Stock Appreciation Rights shall be $4,000,000; provided, that in no event shall the aggregate Fair Market Value of the Shares underlying all Awards granted to a Participant during a calendar year (including the Black-Scholes value of any Options or Stock Appreciation Rights), exceed $4,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award.

9. Adjustments Upon Certain Events.

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Stock Appreciation Right and/or (iii) any other affected terms of such Awards. Except in a manner consistent with the foregoing, neither the Compensation Committee nor the Board shall have authority to change the exercise price of previously granted stock options.

(b) Change in Control. To the extent not prohibited or penalized under Section 409A of the Code, the event of a Change of Control after the Effective Date, the Committee may, in its sole discretion, provide for the (i) termination of an Award upon the consummation of the Change of Control, but only if such Award has vested and is paid out or the Participant has been permitted to exercise the Option in full for a period of not less than 30 days prior to the Change of Control, (ii) acceleration of the vesting of all or any portion of an Award, (iii) payment of an amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change of Control) in exchange for the cancellation of an Award, which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate Option Price or grant price of such Option or Stock Appreciation Rights, and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

10. No Right to Employment or Awards.

The granting of an Award under the Plan shall impose no obligation on the Company or any of its Affiliates to continue the Employment of a Participant and shall not lessen or affect the Company’s or its Affiliates’ rights to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11. Successors and Assigns.

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12. Nontransferability of Awards.

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13. Awards Subject to the Plan.

In the event of a conflict between any term or provision contained in the Plan and a term or provision in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail.

14. Severability.

If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15. Amendments or Termination.

(a) Amendments or Termination of the Plan. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, without the written consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Shareholder approval for certain amendments may also be required by NYSE, tax or regulatory requirements.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that no waiver, amendment, alteration, suspension, discontinuation, cancellation or termination shall impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted without the consent of the affected Participant, holder or beneficiary.

(c) Compliance with Section 409A of the Code. Without limiting the generality of the foregoing paragraphs (a) and (b) of this Section 15 and notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant, under Section 409A of the Code and related Department of Treasury guidance, then prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

16. Other Benefit Plans.

All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

17. Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws, and except as otherwise provided in the pertinent Award Agreement, any and all disputes between a Participant and the Company or any Affiliate relating to an Award shall be brought only in a state or federal court of competent jurisdiction sitting in New York, New York.

18. Effectiveness of the Plan.

The Plan shall be effective as of the Effective Date, subject to approval of the shareholders of the Company and, unless earlier terminated by the Committee, the Plan shall remain in effect until the first shareholder meeting that occurs in the fifth year following the year in which such shareholder approval is obtained (the “Effective Period”); provided that the period for which the Plan shall remain in effect may be extended, in accordance with this paragraph, if the Plan and all material terms are disclosed and reapproved by the shareholders on or prior to the expiration of the Effective Period.

APPENDIX 1

Only employees in positions evaluated at a level of Senior Manager or Director Level B as determined in the discretion of the Compensation Committee, are eligible for Grants under this Leadership Stock Plan Grant Cycle. Employees receiving Restricted Shares under any other Long Term Incentive Plan are not eligible under this Leadership Stock Plan Grant Cycle.